Exhibit 99.1

Polished.com Announces Voting Results from Annual Meeting of Stockholders

BROOKLYN, N.Y.--(BUSINESS WIRE)--Polished.com Inc. (the “Company” or “Polished”) (NYSE American: POL) announced the results of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), which was held virtually on January 30, 2024. A total of 1,134,678 shares of the Company’s Common Stock were represented in person or by proxy, constituting a quorum.

Stockholders voted to re-elect all eight of the Company’s nominees to the Board of Directors: Ellery W. Roberts, Houman Akhavan, Ellette A. Anderson, Clark R. Crosnoe, Glyn C. Milburn, James M. Schneider, G. Alan Shaw and Edward J. Tobin.

Additionally, stockholders voted to ratify the appointment of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

All voting results for the Annual Meeting have been certified by the independent Inspector of Election and will be filed on a form 8-K with the U.S. Securities and Exchange Commission.

About Polished.com Inc.

Polished is raising the bar, delivering a world-class, white-glove shopping experience for home appliances. From the best product selections from top brands to exceptional customer service, we are simplifying the purchasing process and empowering consumers as we provide a polished experience, from inspiration to installation. A product expert helps customers get inspired and imagine the space they want, then shares fresh ideas, unbiased recommendations and excellent deals to suit the project’s budget and style. The goal is peace of mind when it comes to new appliances. Polished perks include its “Love-It-Or-Return-It” 30-day policy, extended warranties, the ability to arrange for delivery and installation at your convenience and other special offers. Learn more at www.Polished.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will”, “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those described more fully in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact

Investor Relations

ir@polished.com